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                                                                EXHIBIT 10.18(a)

                         NORTH FORK BANCORPORATION, INC.

                      AMENDED AND RESTATED PERFORMANCE PLAN

         1. (a) Purpose. The purpose of the North Fork Bancorporation, Inc. Performance Plan (the "Plan") is to provide officers and employees of North Fork Bancorporation, Inc. (the "Company") and its subsidiaries with additional incentive to work for the long-term financial success and progress of the Company and, in the event a change in control transaction of the Company should be proposed or become likely during the term of the Plan, to encourage the officers and employees to use their best efforts to bring about the successful completion of the change in control transaction, both by rendering specific assistance in connection with the transaction itself and by contributing to the continued financial success of the Company pending completion of the transaction.

         (b) Basic Operation. Under the Plan, upon the occurrence of a change in control of the Company, a performance pool may be simultaneously funded and amounts thereof allocated and distributed to officers and employees of the Company and its subsidiaries, depending upon the Company's achievement of certain pre-established objective financial performance targets as a result of or in the period preceding the transaction involving the change in control. The particular financial performance targets, the size of the performance pool and the allocation of any such pool among officers and employees will be established in advance by the Compensation Committee of the Board of Directors of the Company (the "Committee"), subject to the general limitations established in this Plan. It is intended that no performance pool will be funded or distributed except in the event that the Company achieves above-average financial


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results for stockholders as a result of or in the period preceding a change in control of the Company.

         2. Definitions.

         (a) "Board" means the Board of Directors of the Company.

         (b) "Change in Control" means the occurrence of any of the following:

                  (i) a consolidation, merger or stock-for-stock exchange involving either the Company or the securities of the Company, in which the persons holding all voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction which issued securities to such group in such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group;

                  (ii) a sale, lease, exchange or other transfer (in one transaction or a series or related transactions) of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis, to a party which is not controlled by or under common control with the Company; or

                  (iii) an acquisition of securities of the Company by any person, including a reacquisition by the Company of its own securities, as a result of which any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate or any other entity or any group of persons acting in concert becomes the beneficial owner,


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         as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Company possessing fifty percent (50%) or more of the voting power for the election of directors of the Company.

         (c) "Committee" means the Compensation Committee of the Board, or any successor to such Committee designated by the Board.

         (d) "Company" means North Fork Bancorporation, Inc.

         (e) "Effective Date" means the first day of the first calendar year following Board adoption of this Plan.

         (f) "Employee Participants" means those employees entitled to participate in Tranche 3 of a Performance Pool as provided in Section 3(e) hereof.

         (g) "Executive Participants" means the Mandatory Participants and other executive officers, if any, designated by the Committee to participate in Tranche 1 of a Performance Pool, as provided in Section 3(c) hereof.

         (h) "Final Allocation" means a determination by the Committee under
Section 6(a) of the Plan, in which the Committee makes certain final decisions regarding a Performance Pool or anticipated Performance Pool.

         (i) "Initial Performance Period" means the first full calendar year following the Effective Date.

         (j) "Mandatory Participants" means those senior executives entitled to participate in Tranche 1 of a Performance Pool, as defined in Section 3(c) hereof.

         (k) "Officer Participants" means those officers of the Company or its subsidiaries designated to participate in Tranche 2 of a Performance Pool, as provided in Section 3(d) hereof.


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         (l) "Participant" means an Executive Participant, Officer Participant or Employee Participant.

         (m) "Participation Criteria" means those criteria set forth in Section 3(a) of the Plan that must be met by all Participants.

         (n) "Performance Period" means the Initial Performance Period or any Subsequent Performance Period.

         (o) "Performance Pool" means a performance pool established by the Committee under Section 5(c) of the Plan, consisting of one or more cash amounts, expressed in absolute amounts or as percentages of other amounts.

         (p) "Performance Schedule" means an annual schedule of Performance Targets and a Performance Pool, as adopted or reconfirmed by the Committee under
Section 5(a) of the Plan.

         (q) "Performance Target" means any target of corporate performance established by the Committee under Section 5(b) of the Plan.

         (r) "Stock" means the common stock, par value $2.50 per share, of the Company.

         (s) "Subsequent Performance Period" means any calendar year following the Initial Performance Period prior to termination of the Plan.

         3. Division of Performance Pool; Participants.

         (a) Any Performance Pool distributable under the Plan shall consist of three tranches as follows:

                  (i) Tranche 1, which shall be distributable exclusively among certain executive officers of the Company, including the Mandatory Participants as defined in Section 3(c), below;


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                  (ii) Tranche 2, which shall be distributable among the Officer
         Participants as defined in Section 3(d), below; and

                  (iii) Tranche 3, which shall be distributable among the Employee Participants as defined in Section 3(e), below;

provided, however, that, in identifying those individuals who will be entitled to participate in any of the three Tranches of the Plan (other than Mandatory Participants, who must participate), the Committee, shall select those officers or employees whose efforts on behalf of the Company may reasonably be expected to have some significance in assisting the Company to achieve a successful completion of a planned, contemplated or possible Change in Control transaction, either (i) by rendering specific assistance in connection with such a transaction or (ii) by contributing in a significant way to the financial success of the Company pending completion of such a transaction (the foregoing
(i) and (ii) to be referred to in this Plan collectively as the"Participation Criteria").

         (b) As part of its annual approval of a Performance Schedule for each calendar year under Section 5(a), below, the Committee shall determine the precise percentages of any Performance Pool distributable under that Performance Schedule to be received by each of the three Tranches and the names or specific offices of the executive officers, if any, in addition to Mandatory Participants entitled to participate in Tranche 1 of any Performance Pool under that Performance Schedule, provided that the maximum percentage of any Performance Pool that may be received by Tranche 3 will be ten percent (10%) of the total dollar amount of any Performance Pool. The precise percentages of Tranche 1 of any Performance Pool to be received by the Mandatory Participants and other executive officers, if any, entitled to participate therein, as well as the identity of Officer Participants entitled to participate in Tranche 2 of any


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Performance Plan and the precise percentage of such Tranche to be received by each will be determined by the Committee as part of a Final Allocation of a Performance Pool under Section 6(a) of the Plan and not in connection with approval by the Committee of a Performance Schedule under Section 5(a) of the Plan, provided that in all cases and notwithstanding any other provision of this Plan or any Performance Schedule approved hereunder, the Chief Executive Officer of the Company shall be entitled to receive not less than thirty percent (30%) of Tranche 1 of any Performance Pool distributable under the Plan.

         (c) The following senior executives (the "Mandatory Participants"), each of whom shall conclusively be presumed to meet either or both of the Participation Criteria, shall be entitled to participate in Tranche 1 of any Performance Pool: (i) the Chief Executive Officer of the Company, (ii) the President of the Company (if different from the Chief Executive Officer), and
(iii) the Chairman of the Board of the Company (if different from the Chief Executive Officer and President). In addition, in connection with its approval of an annual Performance Schedule, the Committee may designate, by name or specific position, any other executive officers of the Company or any subsidiary who, in the estimation of the Committee, meet one or both of the Participation Criteria as a person entitled to participate in Tranche 1 of any Performance Pool distributable under such Performance Schedule (such Mandatory Participants and such other designated executive officer participants to be referred to collectively as the "Executive Participants"), provided that the designation of any such other executive officer as an Executive Participant under the Performance Schedule for a particular year shall not mean that such other executive officer must be designated as an Executive Participant under the Performance Schedule for any subsequent year.


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         (d) In connection with any Change in Control transaction or proposed or anticipated Change in Control transaction, the Committee may designate, as person entitled to participate in Tranche 2 of a Performance Pool for such transaction, any officers of the Company or any subsidiary (other than the Executive Participants) who, in the estimation of the Committee, meet one or both of the Participation Criteria (such persons to be referred to collectively as "Officer Participants").

         (e) In connection with any Change in Control transaction or proposed or anticipated Change in Control transaction, the Committee may designate, as persons entitled to participate in Tranche 3 of a Performance Pool for such transaction, any employees of the Company and its subsidiaries (other than Executive Participants and Officer Participants) who, in the estimation of the Committee, meet one or both of the Participation Criteria (such employees to be referred to as "Employee Participants").

         4. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors, or any successor committee thereof as the Board may designate (the "Committee"). Subject to the specific provisions of this Plan, the Committee shall approve or reconfirm Performance Schedules under
Section 5(a) hereof, determine Performance Targets under Section 5(b) hereof and the amounts of Performance Pools under Section 5(c) hereof, make all determinations in connection with any Final Allocation under Section 6(a) hereof, be responsible for any funding of a Performance Pool in connection with a Change in Control under Section 6(b) hereof, and make all other appropriate determinations and all interpretations of the Plan. All determinations and interpretations of the Plan by the Committee shall be conclusive and binding upon all persons affected thereby.

         5. Performance Schedules, Targets and Pools.


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         (a) On or about the commencement of each Performance Period, the
Committee shall approve a Performance Schedule applicable to such Performance Period. The Performance Schedule shall specify one or more Performance Targets, as further described in Section 5(b) below, that will apply for the duration of the Performance Period and shall set forth the parameters of any Performance Pool, as further described in Section 5(c) below, which may be distributable upon a Change in Control if the Performance Targets for the Period have been met. The Performance Schedule applicable to any particular Performance Period shall apply to any Change in Control that is first announced in such Performance Period. If a Change in Control transaction has been announced prior to, but not consummated or formally terminated or abandoned as of the end of, a particular Performance Period, no additional or revised Performance Schedule shall be considered or approved by the Committee at such time for the ensuing Performance Period, and the Performance Schedule then in effect shall carry over to and remain effective during such ensuing Performance Period. The Committee shall, at the end of a Performance Period, be required to leave the existing Performance
Schedule in place for the ensuing Performance Period, if significant negotiations are then taking place between the Company and any other party concerning a possible future Change in Control transaction, but if such negotiations are discontinued during the ensuing Performance Period the Committee may then approve a new Performance Schedule for the remainder of such ensuing Performance Period. Any Performance Schedule for a Performance Period, once established, may not be subsequently amended or modified for such Performance Period, by the Committee or otherwise, and shall remain in effect for the duration of the Performance Period.

         (b) A Performance Schedule shall set forth one or more specific, objectively-determinable criteria of financial performance of the Company (the "Performance Targets") the


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attainment of which, prior to or in connection with a Change in Control, will result in distribution to eligible Participants on or after the Change in Control of cash amounts from a Performance Pool. The Performance Targets which may be utilized in a Performance Schedule are the following: (i) the market value of the Stock, as of one or more designated dates within the Performance Period (including the date of a Change in Control or the announcement thereof), adjusted, if and as appropriate, for stock splits and stock dividends (and, if the Committee so determines, assuming reinvestment of cash dividends), and/or any change therein as of some period preceding any such date, if the Committee so determines; (ii) the book value per share of Stock, determined in accordance with generally accepted accounting principles, as of one or more such dates within the Performance Period, adjusted, if and as appropriate, for stock splits and stock dividends, and/or any change therein as of some period preceding any such date, if the Committee so determines; (iii) earnings per share of Stock during one or more periods ending as of any such date, determined in accordance with generally accepted accounting principles (but excluding or including gains or losses from extraordinary items, at the discretion of the Committee); or (iv) any combination of (i), (ii) and (iii), above, in the conjunctive or disjunctive, at the discretion of the Committee. A Performance Target may be established as one or a series of absolute market prices or dollar amounts or as a comparative amount, percentage or ratio, or as a ratio of ratios. If a Change in Control transaction involves the issuance by a party other than the Company of consideration in exchange for some or all of the outstanding Stock, the market value of the Stock may be established by reference to the market or fair value of such other consideration, determined in a reasonable manner as established by the Committee. The Performance Target or Targets established shall be sufficiently objective so as to be capable of reasonably exact ascertainment or measurement by any disinterested third party, given actual


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corporate developments over the related Performance Period. For purposes of determining the availability or size of a Performance Pool, the Performance Target or Targets may be measured, in whole or in part, as of a date relating to but preceding the consummation date of a Change in Control, such as the announcement date of a proposed Change in Control, although actual distribution of a Performance Pool may only be made upon completion of a Change in Control. In establishing Performance Targets for a particular Performance Period, the Committee, using its informed judgment and reasonable good faith, shall follow the general precept that consistently below-average financial performance by the Company in any Performance Period, including the effect of any Change in Control occurring during such Performance Period, should result in no Performance Pool for any Change in Control occurring therein, and, if a tiered Performance Pool is to be established for a Performance Period under Section 5(c) hereof, achievement of the highest level of funding for the Performance Pool upon a Change in Control occurring in the Performance Period should take place only if the Company has achieved significantly above-average financial results in the Performance Period, again including the effect of any such Change in Control.

         (c) A Performance Schedule shall include, in addition to the specific Performance Target or Targets applicable to the Performance Period, the parameters of any Performance Pool to be funded and distributed upon attainment of such Performance Target or Targets in connection with any Change in Control occurring within the Performance Period. The amount of the Performance Pool may be expressed as an absolute dollar amount or as a percentage of some other readily-ascertainable dollar amount, such as the aggregate market value of the Stock or the book value of the stockholders' equity of the Company on or as of a particular date (which may be the effective date of a Change in Control) or the market or fair value of the consideration


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received by stockholders of the Company upon such Change in Control. The
Committee may establish a tiered Performance Pool, with different amounts to be funded depending upon the attainment of different levels of the Performance Target or Targets during the Performance Period or portions of the Performance Period. In no event shall the amount of any Performance Pool or the highest level of any tiered Performance Pool thus established by the Committee exceed three percent (3.0%) of the market value of the outstanding Stock of the Company as of the measurement date of the Performance Pool, and if the Performance Schedule establishes the parameters of the Performance Pool other than by references to the market value of the Stock, best efforts shall be taken to keep the estimated maximum amount of any such Performance Pool within such limit.

         (d) In reviewing and approving any Performance Schedule, the Committee is authorized and directed to retain such consultants and experts as may be necessary or appropriate in assisting the Committee to make reasonably informed decisions.


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         6. Final Allocation of Performance Pool.

         (a) In the event the Committee concludes that a Change in Control has occurred or is substantially likely to occur in the foreseeable future, including as a result of the execution of a definitive agreement providing for a Change in Control, the Committee, as soon as practicable thereafter, shall make a Final Allocation of the Performance Pool, if any, which may then be distributable or may become distributable upon consummation of the anticipated Change in Control. As part of such Final Allocation, the Committee shall (i) determine the precise percentage of Tranche 1 of the Performance Pool to be received by each Executive Participant, subject to any limitations in Section 3 of the Plan; (ii) identify each of the Officer Participants who will be entitled to participate in Tranche 2 of the Performance Pool and the precise percentage of Tranche 2 to be received by each such Officer Participant; (iii) identify, to the extent not previously identified, the general class of employees who will be entitled to participate as Employee Participants in Tranche 3 of the Performance Pool, by reference to a specified retirement plan or plans of the Company, and determine or establish a mechanism or formula for determining the relative proportion or exact amount of Tranche 3 to be received by each such Employee Participant, which proportion or amount should bear some (but not necessarily an exact) relationship to the relative employer contribution most recently made on behalf of each such Employee Participant under such retirement plan or plans; and (iv) make any other determinations necessary to ensure that the ultimate allocation of any Performance Pool incident to the Change in Control is certain, clear, and in conformity with the principles and purposes of this Plan. In no event may the Committee determine not to allocate the Performance Pool or any portion thereof, nor may any Final Allocation for a specific Change in Control, once determined, be canceled or modified other than as provided in Section 6(c) below, unless the express consent


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of any and all Participants adversely affected thereby shall be received. In making discretionary determinations in connection with a Final Allocation, the Committee shall take into account such objective and subjective considerations as it deems appropriate and reasonable.

         (b) As soon as practicable following a Final Allocation, the Committee shall deliver to each Participant entitled to receive an allocation of the Performance Pool or anticipated Performance Pool written notice of such allocation, identifying the specific amount or percentage of such Pool that the Participant will be entitled to receive upon the Change in Control, or the formula by which such amount will be calculated.

         (c) After the Committee has determined the Final Allocation for an anticipated Change in Control, each of the Executive Participants shall be entitled to receive distribution from the Performance Pool of the allocation thus determined for each, regardless of subsequent continuation of employment of each Executive Participant with the Company, unless such Executive Participant voluntarily elects to terminate such employment or is terminated "for cause" (as defined below) prior to the Change in Control, in which case the Executive Participant will be removed from the Final Allocation. If, after a Final Allocation but before the Change in Control to which the Final Allocation relates, any Participant other than an Executive Participant ceases to be employed by the Company for any reason, the Committee may, at its discretion, permit such Participant (or his successors or heirs) to continue as a Participant in the allocation of the Performance Pool (unless such Participant is terminated "for cause"), or in the alternative the Committee may remove such Participant from the Final Allocation. In the event any Executive Participant or Officer Participant is removed from the Final Allocation before the Change in Control, the Committee may make suitable adjustments to Tranche 1 or Tranche 2, as appropriate, including by adding one or more replacement Participants to such Tranches or by


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reducing or adjusting the aggregate percentages of such Tranches in the
Performance Pool, provided no such adjustment shall reduce the share in the Final Allocation of any Participant not thus removed. For purposes of this provision, termination for cause shall mean: (i) willful misconduct by the Participant that is materially injurious to the Company, monetarily or otherwise; or (ii) conviction of the Participant with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Participant to plead guilty to any such felony.

         7. Distribution of Performance Pool.

         (a) If during the term of the Plan there shall have occurred both a Change in Control and a Final Allocation of the Performance Pool payable with respect thereto, the Company (or its successor) immediately shall determine the precise dollar amount of, and shall fund, the Performance Pool, if any, depending upon attainment of the applicable Performance Target or Targets for the relevant Performance Period measured as of the appropriate date or dates, subject to the following provisions of this Section 7(a) and to Section 7(b). As soon as practicable thereafter, the Company (or its successor) shall distribute to each Participant his/her appropriate portion of the Performance Pool, if any, allocable to such Participant, based upon the Final Allocation, in cash or same-day funds. Notwithstanding the foregoing, if a Participant entitled to participate in a Performance Pool in connection with an anticipated Change in Control, shall advise the Committee, prior to such Change in Control, that the Participant elects not to receive some or all of such Participant's allocable share of the Performance Pool hereunder until some date or dates after the normal distribution date or until the occurrence of one or more specified future events (e.g., such Participant's termination of employment or retirement), then the distribution to such Participant of such amount shall not occur on the normal distribution date but


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only on such future date or dates or on or after such future occurrence or occurrences, provided that any amounts the receipt of which is thus deferred but the ultimate receipt of which is not uncertain shall bear interest pending distribution thereof at a rate set from time to time at the 6-month certificate of deposit rate of a major money center bank designated by the Company. If the Participant elects that the distribution of such amount shall be contingent upon one or more future occurrences or events the occurrence of which is not certain, such amount shall not bear interest pending such distribution. Any election by a Participant to defer receipt of a distribution amount under the preceding sentence shall become irrevocable upon the occurrence of a Change in Control.

         (b) Notwithstanding any other provision of this Plan, in the event the Performance Pool distributable upon any Change in Control exceeds the percentage amount specified in Section 5(c) hereof, based upon the market value of the outstanding Stock as of the Change in Control, the total amount of the Performance Pool to be funded and distributed to Participants upon such Change in Control under this Section 7 shall be reduced to such amount.

         (c) In no event shall the Company (or any successor) be entitled to offset against or deduct from the amount otherwise distributable to any Participant under Section 7 of this Plan (i) the amount of any other payment, distribution or benefit payable to the Participant on or after such Change in Control by the Company or its successor or any affiliate of either, under any other contract, plan or arrangement, or (ii) any amount then due and payable by the Participant to the Company or its successor or any affiliate of either, nor shall the Participant be required to terminate his/her employment with the Company or perform any service, accept any arrangement or satisfy any other condition in order to receive such distribution.


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         (d) In the event that any Executive Participant receives a distribution under Section 7(a) of the Plan, the Company will pay on behalf of such Executive Participant any and all taxes, federal, state or local, payable by such Executive Participant on or as a result of such distribution, including any taxes payable by such Executive Participant on or as a result of amounts received under any other agreement, contract, plan or arrangement which would not have been payable absent such distribution to the Executive Participant under Section 7(a) hereof. Taxes payable hereunder on behalf of an Executive Participant shall include, without limitation, all income and excise taxes, including excise taxes under Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and income and excise taxes payable as a result of payments of taxes under this Section 7(d).

         (e) Notwithstanding any other provision of this Plan to the contrary, in the event that the Committee from time to time should conclude, before or after any proposed Change in Control is announced or in the absence of any anticipated Change in Control, that the rights that would be awarded to Participants upon a Final Allocation under the Performance Schedule then proposed or in effect may constitute "derivative securities" for purposes of
Section 16 of the Securities Exchange Act of 1934 (the "Act") or any rules or regulations promulgated thereunder, the Committee shall take all appropriate and necessary actions and implement all appropriate measures to ensure that any Participants who qualify or may qualify at the time of any Final Allocation as "reporting persons" under Section 16 will be entitled to receive and will receive their respective shares of any Distribution under the Plan on or as soon as practicable after the anticipated Change in Control without thereby violating
Section 16(b) of the Act. In furtherance of the foregoing provision, if the Committee reaches such a conclusion, the Committee shall ensure that any Final Allocation for a proposed Change in Control occurs as soon as possible


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after such Change in Control is publicly disclosed, and shall provide a procedure, if necessary or appropriate, to ensure that any possible required deferral of any Distribution to such Participants after a Change in Control shall be as brief as possible in duration and shall not materially impair the value of the share of the Performance Pool distributable to each such Participant as a result of such Change in Control.

         8. Termination or Amendment of the Plan. This Plan shall terminate as of the earliest of (i) the date of any termination of the Plan by the Board (subject to Section 9 hereof), (ii) the date of any liquidation of the Company and its principal subsidiaries, (iii) the date of any Change in Control of the Company not involving funding and/or distribution of a Performance Pool, or (iv) if any Change in Control does involve funding and/or distribution of a Performance Pool, then the date of the last act necessary to complete such distribution or any other task required to be performed under the Plan as a result thereof. In the event of a proposed merger, consolidation or reorganization involving the Company that does not constitute a Change in Control but in which the Company is not to be the surviving corporation, the Board shall ensure that this Plan is assumed by and continues as a plan of such surviving corporation and the Committee shall take appropriate steps to ensure that this Plan is modified in such reorganization in an equitable fashion so as to provide similar incentives for similar executives of the surviving corporation and, to the extent possible, shall provide for the continuation of any then existing Performance Schedule for pending Performance Periods, with appropriate adjustments. Prior to termination of the Plan, the Plan may be amended by the Board, provided that any such amendment shall not change any Performance Schedule previously established under Section 5(a) and then in effect, the definition of Mandatory Participants under Section 3(c), the


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provisions of Section 3(b) governing minimum percentages for certain Tranches or officers, or the provisions of any Final Allocation previously determined by the Committee.

         9. Binding Contract. While any Performance Schedule approved hereunder for any Performance Period is in place, the provisions of this Plan shall constitute a binding agreement between the Company and each of the Executive Participants under such Performance Schedule as identified in accordance with
Section 3(c). During any such Performance Period, termination or material amendment of the Plan with respect to such Performance Period in a manner adverse to such Participants shall constitute a material breach by the Company of such agreement with each such Participant, and such Participants and each of them shall be entitled to seek appropriate remedies at law or in equity, including recovery from the Company (or any successor) of appropriate damages.

         10. Withholding. The Company will deduct or cause to be deducted from any distribution under the Plan the amount of tax, if any, required by any governmental authority to be withheld upon such distribution.

         11. Effectiveness of the Plan. The Plan shall become effective as of the first day of the first calendar year following its adoption by the Board.

         12. Applicable Law. The Plan will be construed and administered in accordance with the laws of the State of Delaware.


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